FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

07/23/2024

Work Order Item Number:	W2024072301766-3821621
Filing Number:	20244202599
Filing Type:	Articles of Incorporation-For-Profit
Filing Date/Time:	7/23/2024 1:03:00 PM
Filing Page(s):	9

Indexed Entity Information:

Entity ID: E42026002024-4

Entity Name: TEN Holdings, Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
CORPORATION SERVICE COMPANY*
112 NORTH CURRY STREET, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

07/23/2024

Work Order Item Number: W2024072301766-3821622
Filing Number: 20244202608
Filing Type: Initial List
Filing Date/Time: 7/23/2024 1:03:00 PM
Filing Page(s): 2

Indexed Entity Information:

Entity ID: E42026002024-4 **Entity Name:** TEN Holdings, Inc.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
CORPORATION SERVICE COMPANY*
112 NORTH CURRY STREET, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E42026002024-4
[signature]	Filing Number 20244202599
Secretary of State	Filed On 7/23/2024 1:03:00 PM
State Of Nevada	Number of Pages 9

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

☒ NRS 78 - Articles of Incorporation Domestic Corporation
☐ NRS 80 - Foreign Corporation
☐ NRS 89 - Articles of Incorporation Professional Corporation
☐ NRS 80 - Foreign Corporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

TEN Holdings, Inc.

2. Registered Agent for Service of Process: (Check only one box)

☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title and address below)

Corporation Service Company
Name of Registered Agent OR Title of Office or Position with Entity

Street Address	City	Nevada	Zip Code
112 North Curry Street	Carson City	Nevada	89703
Mailing Address (if different from street address)	City		Zip Code

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Signed by: *Steph Albertini* D317A30873EE415...
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

07/23/2024
Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☒ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

1) Naoaki Mashita — Name; USA — Country
1170 Wheeler Way Suite 150 — Street Address; Langhorne — City; PA — State; 19047 — Zip/Postal Code

2) Name; Country
Street Address; City; State; Zip/Postal Code

3) Name; Country
Street Address; City; State; Zip/Postal Code

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue **NRS 80:** Must include copy of the most recently filed in home jurisdiction setting forth the authorized stock of the corporation.)	Please indicate the break down of all corporate shares and the par value. Number of Authorized shares with Par value: ____ Par value: $ ____ Number of Common shares with Par value: **250,000,000** Par value: $ **0.0001000000** Number of Preferred shares with Par value: 1,000,000 Par value: $ 0.0001000000 Number of shares with no par value: **Foreign Corporations, NRS 80 only:** ☐ This is a corporation is a unlimited stock corporation ☐ This is a corporation is a non-stock corporation. If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of** the **Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: Randy Jones Country: USA Address: 1170 Wheeler Way, Suite 150 City: Langhorne State: PA Zip/Postal Code: 19047 X Signed by: [signature] 034749295BDC4F8... (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Attached are Articles of Incorporation which supplement this Nevada Form Articles of Incorporation Domestic Corporation.

ARTICLES OF INCORPORATION
OF
TEN HOLDINGS, INC.

The undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the Nevada Revised Statutes of the State of Nevada (the "NRS"), certify as follows:

ARTICLE I

The name of the Corporation is TEN Holdings, Inc. (the "Corporation").

ARTICLE II

The Corporation shall have a perpetual existence.

ARTICLE III

The address of the registered office of the Corporation in the State of Nevada is 112 North Curry Street, Carson City, NV 89703. The name of Corporation's registered agent in the State of Nevada at such address is Corporation Service Company.

ARTICLE IV

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the NRS.

ARTICLE V

The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Fifty One Million (251,000,000), consisting of: (i) Two Hundred Fifty Million (250,000,000) shares of common stock, $0.0001 par value per share ("Common Stock"), and (ii) One Million (1,000,000) shares of preferred stock, $0.0001 par value per share ("Preferred Stock").

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations, or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General. The voting, dividend, and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock and any series as may be designated by the board of directors of the Corporation (the "Board of Directors") upon any issuance of the Preferred Stock of any series.

2. Voting.

   i. The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Articles of Incorporation (which, as used herein, shall mean the Articles of Incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Articles of Incorporation or the NRS). There shall be no cumulative voting in the election of directors or on any other matter.

   ii. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 78.390 of the NRS.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock and to the requirements of applicable law.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then-outstanding Preferred Stock.

B. PREFERRED STOCK.

1. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Nevada (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, to determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to or imposed upon the Preferred Stock or any wholly unissued series thereof or any holders thereof, and to increase or decrease, within the limits stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the number of shares of any such series subsequent to the issuance of shares of that series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

    i. the designation of the series, which may be by distinguishing number, letter or title;

    ii. the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

    iii. the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

    iv. the dates on which dividends, if any, shall be payable in respect of shares of the series;

    v. the redemption rights and price or prices, if any, for shares of the series;

    vi. the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

    vii. whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be

convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

viii. the rights of the holders of the shares of such series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation;

ix. restrictions on the issuance of shares of the same series or of any other class or series;

x. the voting powers, full or limited, or no voting powers, of the holders of shares of the series; and

xi. the manner in which any facts ascertainable outside of this Articles of Incorporation or the resolution or resolutions providing for the issuance of such series shall operate upon the voting powers, designations, preferences, rights, and qualifications, limitations, or restrictions of such series.

2. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 78.390 of the NRS.

ARTICLE VI

Unless and except to the extent that the bylaws of the Corporation (the "Bylaws") shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VII

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE VIII

The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors. Any amendment, repeal or modification of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights conferred on any Covered Person by this Article VIII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, any other provision of this Articles of Incorporation, the Bylaws, or any agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE IX

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, modify or repeal the Bylaws or adopt new Bylaws without any action on the part of the stockholders. The stockholders of the Corporation may not adopt, amend or repeal the Bylaws, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Articles of Incorporation, by the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock of the Corporation entitled to vote thereon.

ARTICLE X

The Corporation shall have the right, subject to any express provisions or restrictions contained in this Articles of Incorporation or the Bylaws, from time to time, to amend, alter or repeal any provision of this Articles of Incorporation or a Preferred Stock Designation in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Articles of Incorporation or any amendment thereof are conferred subject to such right.

ARTICLE XI

To the fullest extent and in the manner permitted by applicable law, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation or of a class or series of stockholders may be taken without a meeting of the stockholders or of such class or series of stockholders upon the consent in writing signed by such stockholders who would have been entitled to vote the minimum number of votes that would be necessary to authorize the action at a meeting at which all the stockholders entitled to vote thereon were present and voting.

ARTICLE XII

Special meetings of stockholders may be called only by the Board of Directors, the chairperson of the Board of Directors, the Chief Executive Officer or the President (in the absence of a Chief Executive Officer), and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Advance notice of stockholder nominations for the election of directors and of the proposal by stockholders of any other action to be taken by the stockholders at a meeting of stockholders shall be given in the manner provided by the Bylaws.

ARTICLE XIII

Unless the Corporation consents in writing to the selection of an alternative forum, the Supreme Court of Nevada of the State of Nevada shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, creditors or other constituents, (c) any action asserting a claim arising pursuant to any provision of the NRS or this Articles of Incorporation or the Bylaws, (d) any action to interpret, apply, enforce or determine the validity of this Articles of Incorporation or the Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Supreme Court having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Supreme Court of the State of Nevada dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Nevada. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIV. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of

such provisions in any other circumstance and of the remaining provisions of this Article XIII (including, without limitation, each portion of any sentence of this Article XIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XIV

Notwithstanding any other provisions of law, this Articles of Incorporation or the Bylaws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article XIV or Article VI, VII, VIII, IX, X, XI, XII or XIII of this Articles of Incorporation.

I, the undersigned, do make, file and record these Articles of Incorporation, as of the ___ ______ day of July, 2024.

By: ____________________________
Randy Jones, President

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application

Initial List of Officers, Managers, Members, General Partners, Managing Partners, or Trustees:

TEN Holdings, Inc.
NAME OF ENTITY

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

Filed in the Office of	Business Number E42026002024-4
[signature]	Filing Number 20244202608
Secretary of State State Of Nevada	Filed On 7/23/2024 1:03:00 PM
	Number of Pages 2

☒ Corporation

☐ This corporation is publicly traded, the Central Index Key number is

☐ Nonprofit Corporation (see nonprofit sections below)

☐ Limited-Liability Company

☐ Limited Partnership

☐ Limited-Liability Partnership

☐ Limited-Liability Limited Partnership (If formed at the same time as the Limited Partnership)

☐ Business Trust

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE
Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.
☐ 001 - Governmental Entity
☐ 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS Chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below.

☐ Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

☐ Unit-owners' Association ☐ Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c)

For nonprofit entities formed under NRS Chapter 82 and 80: <u>Charitable Solicitation Information - check applicable box</u>
Does the Organization intend to solicit charitable or tax deductible contributions?

☐ No – no additional form is required

☐ Yes – the "Charitable Solicitation Registration Statement" is required.

☐ The Organization claims exemption pursuant to NRS 82A.210 - the "Exemption From Charitable Solicitation Registration Statement" is required

**** Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:

CORPORATION, INDICATE THE PRESIDENT, OR EQUIVALENT OF: Title: President

Name	Country		
Randy Jones	USA		
Address	**City**	**State**	**Zip/Postal Code**
1170 Wheeler Way, Suite 150	Langhorne	PA	19047

CORPORATION, INDICATE THE SECRETARY, OR EQUIVALENT OF: Title: Secretary

Name	Country		
John Orobono	USA		
Address	**City**	**State**	**Zip/Postal Code**
1170 Wheeler Way, Suite 150	Langhorne	PA	19047

CORPORATION, INDICATE THE TREASURER, OR EQUIVALENT OF: Title: Treasurer

Name	Country		
John Orobono			
Address	**City**	**State**	**Zip/Postal Code**
1170 Wheeler Way, Suite 150	Langhorne	PA	19047

CORPORATION, INDICATE THE DIRECTOR:

Name	Country		
Naoaki Mashita	Director		
Address	**City**	**State**	**Zip/Postal Code**
1170 Wheeler Way, Suite 150	Langhorne	PA	19047

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Signed by:
X [signature]
834749295BDC4E8

Signature	Title	Date
	President	07/23/2024

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED.*

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, FRANCISCO V. AGUILAR, the duly qualified and elected Nevada Secretary of State, do hereby certify that **TEN Holdings, Inc.** did, on 07/23/2024, file in this office the original ARTICLES OF INCORPORATION-FOR-PROFIT that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 07/23/2024.

FRANCISCO V. AGUILAR
Secretary of State

Certificate
Number: B202407234823674

You may verify this certificate online at https://www.nvsilverflume.gov/home

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

TEN Holdings, Inc.

Nevada Business Identification # NV20243166094
Expiration Date: 07/31/2025

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 07/23/2024.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202407234823684
You may verify this certificate online at https://www.nvsilverflume.gov/home